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                                                                EXHIBIT 10.34


To:

Nortel Dasa Network Systems GmbH & Co. KG
D-88039 Friedrichshafen
Germany


                                      GUARANTEE
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Under an agreement dated December 1, 1997 (as the same may be amended from time to time, the "Agreement"), with which we are familiar, you have agreed, subject to certain terms and conditions, to make available credit facilities or other financial accommodation to Star Telecommunications Deutschland GmbH, Voltastr. 1a, 60486 Frankfurt (the "Borrower") up to the amount of DM 31.284.000,00 against our first demand guarantee. Accordingly, we issue this Guarantee in order to ensure that you shall receive payment of all amounts expressed to be payable by the Borrower under the Agreement (the "Indebtedness") in the currency and at the place provided therein at its stated or accelerated maturity, net of any deduction or withholding whatsoever an irrespective of the factual or legal circumstances and motives by reason of which the Borrower may fail to pay the Indebtedness.

1. GUARANTEE AND GUARANTEED AMOUNT. WE HEREBY IRREVOCABLY AND UNCONDITIONALLY GUARANTEE THE PAYMENT TO YOU, in Friedrichshafen and in effective Deutsche Mark, of the Indebtedness UP TO DM 31.284.000,00. In addition to such amount, we hereby irrevocably and unconditionally guarantee the payment to you of such further amounts as correspond to interest, cost, expenses, fees and all other amounts expressed to be payable by the Borrower under the Agreement. Payment hereunder will be made net of any deduction or withholding whatsoever.

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2.   PAYMENT UPON FIRST DEMAND.  We shall effect payment hereunder IMMEDIATELY
UPON YOUR FIRST DEMAND and confirmation in writing or by teletransmission that the amount claimed from us equals the Indebtedness (or part thereof) which the Borrower has not paid when due.

3. PRIMARY, INDEPENDENT OBLIGATION. This Guarantee constitutes our primary and independent obligation to make payment to you in accordance with the terms hereof, under any and all circumstances, regardless of the validity, legality or enforceability of the Agreement and irrespective of all objections, exceptions or defences from the Borrower or third parties.

4. GUARANTEE FOR PAYMENT. You shall not be required first to claim payment from, to proceed against, or enforce any claims on or security given by, the Borrower or any other person before making demand from us hereunder.

5. EXCLUSION OF SPECIFIC DEFENCES. This Guarantee and our obligations hereunder shall not be contingent upon the legal relationship between you and the Borrower and shall be independent of and enforceable notwithstanding (a) any defect in any provision of the Agreement, (b) any absence or insufficiency of corporate resolutions relating to the Indebtedness, (c) any inadequate representation of the Borrower, (d) any absence of licences or other authorisations or any factual or legal restrictions or limitations existing or introduced in the country of the Borrower, (e) any agreement made between you and the Borrower concerning the Indebtedness, including any extension of the term of payment and any rescheduling or restructuring of the Indebtedness, whether or not we shall have given our consent thereto, (f) the taking, existence, variation or release of any other collateral provided to you for the Indebtedness, and your legal relationship with any provider of such other collateral, (g) any right of the Borrower to rescind the

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Agreement, and (h) any right that you may have to set-off the Indebtedness against a counterclaim of the Borrower.

6. TAXES. Any amount payable by us hereunder will be paid free and clear of and without deduction of any withholding taxes. Withholding taxes are taxes, duties or governmental charges of any kind whatsoever which are imposed or levied in, by or on behalf of the country in which we are/or the Borrower is situated, and which are deducted from any payment hereunder and/or under the Agreement. If the deduction of withholding taxes is required by law, then we shall pay such additional amounts as may be necessary in order that the net amounts received by you after such deduction shall equal the amount that would have been receivable had no such deduction been required.

7. CURRENCY INDEMNITY. Payments made by us to you pursuant to a judgement or order of a court or tribunal in a currency other than that of the Guarantee (the "Guarantee Currency") shall constitute a discharge of our obligation hereunder only to the extent of the amount of the Guarantee Currency that you, immediately after receipt of such payment in such other currency, would be able to purchase with the amount so received on a recognised foreign exchange market. If the amount so received should be less than the amount due in the Guarantee Currency under this Guarantee, then as a separate and independent obligation, which gives rise to a separate cause of action, we are obliged to pay the difference.

8. LIMITATION OF SUBROGATION. So long as any sum remains payable under the Agreement, we undertake not to assert any claim we may have against the Borrower by reason of the performance of our obligations under this Guarantee, whether on contractual grounds or on any other legal basis, until all amounts payable to you under the Agreement have been fully and irrevocably received or recovered. Any amount received or recovered by us from the Borrower shall be held in trust for and immediately paid to you. If we make any payment to you hereunder.

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we shall only be subrogated in your rights against the Borrower once all amounts payable to you under the Agreement have been fully and irrevocably received or recovered by you.

9. DISSOLUTION/CHANGE OF STRUCTURE. The obligations under this Guarantee shall remain in force notwithstanding any dissolution or change in the structure or legal form of the Borrower.

10. RESTRUCTURING. You shall without our consent be entitled to reschedule or restructure principal, interest and other amounts payable under the Agreement, to release the Borrower from its obligations and/or to accept a new debtor if, for reasons which you deem important, you or other companies of the Deutsche Bank group agree to similar measures also with respect to your or their other credits extended to entities in the country of the Borrower. Our liability under this Guarantee shall not be affected by such measures, and we undertake to pay to you upon first demand, in accordance with the terms hereof, all such amounts in full and at such time as they would have become due and payable had the Agreement and the Indebtedness remained effective and unaltered. Our consent to the terms and documentation of such rescheduling, restructuring, release or debt assumption shall not be required.

11. NEW MONEY. Should you agree, in connection with a debt restructuring or in order to avoid such restructuring, to extend new credits ("New Money") to the Borrower or other entities of the public or private sector in the country of the Borrower and should your participation in such New Money be calculated on the basis of credits extended by you and/or other companies of the Deutsche Bank group to the Borrower or such other entities, we hereby irrevocably and unconditionally guarantee, in accordance with the terms hereof, that portion of the claims for principal, interest, cost, expenses, fees and other amounts payable in respect of the New Money by which your participation in the New Money is increased

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by virtue of the Indebtedness, regardless of whether you are legally obliged to take part in the restructuring or the New Money. Our consent to the terms and documentation of the New Money shall not be required.

12. MISCELLANEOUS. We represent and warrant that this Guarantee is binding, valid and enforceable against us in accordance with its terms. We waive any express acceptance of this Guarantee by you. We confirm that we have taken, and will continue to take, all necessary steps to ensure that any amount claimed by you from us hereunder can be transferred to you immediately, free of any deduction, cost or charges whatsoever. We waive any right to require information from you in respect of the Agreement and the Indebtedness.

13. TERM. This Guarantee is effective as of its date of issuance [and shall expire once all amounts expressed to be payable by the Borrower to you under the Agreement have been fully and irrevocably received by you]. Unless we shall have received your demand hereunder in accordance with the aforementioned conditions on or before dezember, 15, 2002, this Guarantee shall expire and be of no further effect. However, should you thereafter become liable to return monies received in payment of the Indebtedness as a result of any bankruptcy, composition or similar proceedings affecting the Borrower, this Guarantee shall be reinstated and become effective again notwithstanding such expiration.

14. PARTIAL INVALIDITY. Should any provision of this Guarantee be unenforceable or invalid, the other provisions hereof shall remain in force.

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15.  APPLICABLE LAW, JURISDICTION. This Guarantee and all rights and obligations arising hereunder shall in all respects be governed by German law. We hereby submit to the jurisdiction of the competent courts of Friedrichshafen, Germany. We hereby irrevocably appoint DR. TORSTEN BARTSCH OF DOSER AMERELLER NOACK (fill in name of the process agent) as our agent for service of process or other legal summons in connection with any action or proceedings in Germany arising under this Guarantee. We irrevocably waive any objection which we may now or hereafter have that such proceedings have been brought in an inconvenient forum.



1/12/97                                      /s/ Kelly Enos
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Date                                         Signature